Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2018

FRESNO, CALIFORNIA…April 18, 2018… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $5,291,000, and diluted earnings per common share of $0.38 for the three months ended March 31, 2018, compared to $4,250,000 and $0.35 per diluted common share for the three months ended March 31, 2017.
FIRST QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $16.8 million or 1.88%, and total assets decreased $38.7 million or 2.33% at March 31, 2018 compared to December 31, 2017.

•	Total deposits decreased 2.44% to $1.39 billion at March 31, 2018 compared to December 31, 2017.

•	Total cost of deposits remain at record low levels at 0.07% and 0.08% at March 31, 2018 and 2017, respectively.

•
Capital positions remain strong at March 31, 2018 with a 10.11% Tier 1 Leverage Ratio; a 14.02% Common Equity Tier 1 Ratio; a 14.48% Tier 1 Risk-Based Capital Ratio; and a 15.31% Total Risk-Based Capital Ratio.

•	The Company successfully completed the Folsom Lake Bank systems conversion during the first quarter.

•	The Company will close its Tracy office and sell the majority of the customer deposits in Tracy to another financial institution.
“We are pleased with our first quarter financial results, which represent the beginning of the first full year of operations following our second successful acquisition in the Greater Sacramento Region and the fifth in our Bank’s history. A noteworthy accomplishment in the first quarter included the systems conversion from Folsom

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Lake Bank to Central Valley Community Bank, which brought positive feedback from customers who now have a wider array of products and services to choose from. Our professional team at Central Valley Community Bank continues to develop new, and deepen existing relationships in our growing northern California markets and throughout our footprint,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp.
“We look forward to financial savings in the second half of 2018 as a result of our branch consolidation work, which is well underway,” concluded Ford.
Net income for the three months ended March 31, 2018 increased 24.49% in 2018 compared to 2017, primarily driven by an increase in net interest income and an increase in net realized gains on sales and calls of investment securities, partially offset by an increase in non-interest expense and an increase in provision for income taxes compared to the three months ended March 31, 2017. During the three months ended March 31, 2018, the Company did not record a provision for credit losses, compared to a $100,000 reverse provision during the three months ended March 31, 2017. Net interest income before the provision for credit losses for the three months ended March 31, 2018 was $15,426,000, compared to $13,308,000 for the three months ended March 31, 2017, an increase of $2,118,000 or 15.92%. Approximately, $828,000 of the increase in net interest income was attributed to the Folsom Lake Bank (FLB) acquisition completed in 2017, and approximately $1,290,000 from our continued organic growth. The impact to interest income from the accretion of the loan marks on acquired loans was $258,000 and $398,000 for the three months ended March 31, 2018 and 2017, respectively. In addition, net interest income before the provision for credit losses for the three months ended March 31, 2018 was negatively affected by approximately $21,000 in income reversals from loans put on nonaccrual status, as compared to a benefit of $438,000 from prepayment penalties and payoff of loans previously on nonaccrual status for the three months ended March 31, 2017. Excluding these reversals and benefits, net interest income for the three months ended March 31, 2018 increased by $2,577,000 compared to the three months ended March 31, 2017.
During the three months ended March 31, 2018, the Company’s shareholders’ equity decreased $1,616,000, or 0.77%, compared to December 31, 2017. The decrease in shareholders’ equity was driven by a decrease in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI), offset by the retention of earnings, net of dividends paid.

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Return on average equity (ROE) for the three months ended March 31, 2018 was 10.15%, compared to 10.20% for the three months ended March 31, 2017. The decrease in ROE was primarily due to the increase in average shareholders’ equity. The Company declared and paid $0.07 and $0.06 per share in cash dividends to holders of common stock during the three months ended March 31, 2018 and 2017, respectively. Annualized return on average assets (ROA) was 1.30% for the three months ended March 31, 2018 and 1.17% for the three months ended March 31, 2017. During the three months ended March 31, 2018, the Company’s total assets decreased 2.33%, and total liabilities decreased 2.55%, compared to December 31, 2017.
Non-performing assets increased by $1,113,000, or 37.79%, to $4,058,000 at March 31, 2018, compared to $2,945,000 at December 31, 2017. During the three months ended March 31, 2018, the Company recorded $10,000 in net loan recoveries, compared to $12,000 in net charge-offs for the three months March 31, 2017. The net charge-off (recovery) ratio, which reflects annualized net recoveries to average loans, was 0.00% for the three months March 31, 2018, compared to 0.01% for the same period in 2017. Total non-performing assets were 0.25% and 0.18% of total assets as of March 31, 2018 and December 31, 2017, respectively.
At March 31, 2018, the allowance for credit losses was $8,788,000, compared to $8,778,000 at December 31, 2017, a net increase of $10,000 reflecting the net recoveries during the period. The allowance for credit losses as a percentage of total loans was 0.96% at March 31, 2018, and 0.97% at December 31, 2017. Total loans includes loans acquired in the acquisitions of FLB on October 1, 2017, SVB on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $232,114,000 at March 31, 2018 and $243,712,000 at December 31, 2017. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.28% and 1.34% as of March 31, 2018 and December 31, 2017, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.27% and 1.34%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at March 31, 2018.
The Company’s net interest margin (fully tax equivalent basis) was 4.26% for the three months ended March 31, 2018, compared to 4.34% for the three months ended March 31, 2017. The decrease in net interest margin in the period-to-period comparison resulted primarily from the increase in the effective yield on interest

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earning deposits in other banks and Federal Funds sold, offset by a decrease in the effective yield on average investment securities, and a decrease in the yield on the Company’s loan portfolio. Net interest income before the provision for credit losses for the three months ended March 31, 2018 was negatively affected by approximately $21,000 in income reversals from loans put on nonaccrual status, as compared to a benefit of $438,000 from prepayment penalties and payoff of loans previously on nonaccrual status for the three months ended March 31, 2017.
For the three months ended March 31, 2018, the effective yield on average total earning assets decreased 9 basis points to 4.34% compared to 4.43% for the three months March 31, 2017, while the cost of average total interest-bearing liabilities increased slightly to 0.15% for the quarter ended March 31, 2018 as compared to 0.14% for the quarter ended March 31, 2017. Over the same periods, the cost of average total deposits decreased to 0.07% for the three months ended March 31, 2018 compared to 0.08% for the same period in 2017.
For the three months ended March 31, 2018, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $577,761,000, a decrease of $4,895,000, or 0.84%, compared to the three months ended March 31, 2017. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.77% for the three months ended March 31, 2018, compared to 3.15% for the three months ended March 31, 2017.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $157,216,000, from $745,688,000 for the three months ended March 31, 2017 to $902,904,000 for the three months March 31, 2018. The majority of the year-over-year loan growth compared to the prior year was due to the acquisition of FLB in 2017. The effective yield on average loans decreased to 5.42% for the three months ended March 31, 2018, compared to 5.50% for the three months March 31, 2017.
Total average assets for the three months ended March 31, 2018 was $1,624,504,000 compared to $1,450,530,000 for the three months ended March 31, 2017, an increase of $173,974,000 or 11.99%. During the three months ended March 31, 2018 and 2017, the average loan-to-deposit ratio was 65.21% and 59.18%, respectively. Total average deposits increased $124,605,000 or 9.89% to $1,384,653,000 for the three months ended March 31, 2018, compared to $1,260,048,000 for the three months ended March 31, 2017. Average interest-bearing deposits increased $44,811,000, or 5.70%, and average non-interest bearing demand deposits

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increased $79,794,000, or 16.83%, for the three months ended March 31, 2018, compared to the three months ended March 31, 2017. The Company’s ratio of average non-interest bearing deposits to total deposits was 40.01% for the three months March 31, 2018, compared to 37.63% for the three months March 31, 2017. The year over year growth was primarily driven by the FLB acquisition which closed on October 1, 2017.
Non-interest income for the three months ended March 31, 2018 increased by $525,000 to $2,771,000, compared to $2,246,000 for the three months ended March 31, 2017, primarily driven by an increase of $333,000 in net realized gains on sales and calls of investment securities. An increase in loan placement fees of $75,000, an $8,000 increase in service charge income, and an increase of $72,000 in other income were offset by a $7,000 decrease in Federal Home Loan Bank dividends.
Non-interest expense for the three months ended March 31, 2018 increased $1,255,000, or 12.41%, to $11,368,000 compared to $10,113,000 for the three months ended March 31, 2017. The net increase year over year was primarily attributable to the FLB acquisition, which resulted in increases in salaries and employee benefits of $561,000, occupancy and equipment expenses of $358,000, acquisition and integration expenses of $217,000, offset by a decrease of $139,000 in directors’ expenses in 2018 compared to 2017. Non-interest expense for the quarter ended March 31, 2018 decreased by $1,741,000 compared to $13,109,000 for the trailing quarter ended December 31, 2017. The decrease compared to the trailing quarter was primarily due to a $994,000 decrease in acquisition and integration expenses and a $458,000 decrease in salaries and employee benefits.
The Company recorded an income tax provision of $1,538,000 for the three months March 31, 2018, compared to $1,291,000 for the three months March 31, 2017. The effective tax rate for the three months ended March 31, 2018 was 22.52% compared to 23.30% for the three months ended March 31, 2017. With the Tax Cuts and Jobs Act on December 22, 2017, the Company’s federal income tax rate changed from 35% to 21%. The slight decrease in the effective tax rate was the result of the change in the federal rate offset by a sizable decrease in tax exempt interest.
Branch Closure
The Board of Directors of the Company has authorized management to close its Tracy branch office and to enter into a sale and assumption agreement with BAC Community Bank whereby BAC Community Bank will

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purchase from the Company certain of the deposits of the Tracy office. The transaction is subject to customary regulatory closing conditions and is expected to be completed and the branch closed on July 12, 2018.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 24 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; (7) the expected cost savings, synergies and other financial benefits for the acquisition of Folsom Lake Bank might not be realized within the expected time frames or at all; and (8) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share amounts)	2018	2017	2017

ASSETS
Cash and due from banks	$26,092	$38,286	$24,345
Interest-earning deposits in other banks	16,016	62,080	45,161
Federal funds sold	115	17	22
Total cash and cash equivalents	42,223	100,383	69,528
Available-for-sale investment securities (Amortized cost of $550,059, $538,692 and $526,678 at March 31, 2018, December 31, 2017, and March 31, 2017, respectively)	544,685	542,704	529,240
Loans, less allowance for credit losses of $8,788, $8,778 and $9,214 at March 31, 2018, December 31, 2017, and March 31, 2017, respectively	908,701	891,901	755,176
Bank premises and equipment, net	9,429	9,398	9,162
Bank owned life insurance	27,978	27,807	23,337
Federal Home Loan Bank stock	6,843	6,843	5,594
Goodwill	53,777	53,777	40,311
Core deposit intangibles	2,934	3,027	1,336
Accrued interest receivable and other assets	26,427	25,815	25,850
Total assets	$1,622,997	$1,661,655	$1,459,534

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$561,490	$585,039	$469,715
Interest bearing	829,420	840,648	797,601
Total deposits	1,390,910	1,425,687	1,267,316
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	18,989	21,254	16,935
Total liabilities	1,415,054	1,452,096	1,289,406
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,752,037, 13,696,722, and 12,198,580, at March 31, 2018, December 31, 2017, and March 31, 2017, respectively	103,980	103,314	72,219
Retained earnings	107,748	103,419	96,424
Accumulated other comprehensive income (loss), net of tax	(3,785)	2,826	1,485
Total shareholders’ equity	207,943	209,559	170,128
Total liabilities and shareholders’ equity	$1,622,997	$1,661,655	$1,459,534

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
(In thousands, except share and per share amounts)	2018	2017	2017
INTEREST INCOME:
Interest and fees on loans	$12,006	$12,247	$10,090
Interest on deposits in other banks	98	220	75
Interest and dividends on investment securities:
Taxable	2,559	1,962	1,303
Exempt from Federal income taxes	1,067	1,464	2,122
Total interest income	15,730	15,893	13,590
INTEREST EXPENSE:
Interest on deposits	238	279	245
Interest on junior subordinated deferrable interest debentures	43	39	33
Other	23	8	4
Total interest expense	304	326	282
Net interest income before provision for credit losses	15,426	15,567	13,308
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	—	—	(100)
Net interest income after provision for credit losses	15,426	15,567	13,408
NON-INTEREST INCOME:
Service charges	755	768	747
Appreciation in cash surrender value of bank owned life insurance	171	171	148
Interchange fees	345	383	324
Loan placement fees	166	180	91
Net realized gains (losses) on sales and calls of investment securities	815	(6)	482
Federal Home Loan Bank dividends	121	121	128
Other income	398	324	326
Total non-interest income	2,771	1,941	2,246
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,416	6,874	5,855
Occupancy and equipment	1,537	1,510	1,179
Acquisition and integration expenses	217	1,211	—
Professional services	438	405	420
Data processing expense	480	490	424
Directors’ expenses	90	105	229
ATM/Debit card expenses	201	197	166
License & maintenance contracts	212	228	146
Regulatory assessments	162	170	175
Advertising	189	154	170
Internet banking expenses	195	182	169
Amortization of core deposit intangibles	94	93	47
Other expense	1,137	1,490	1,133
Total non-interest expenses	11,368	13,109	10,113
Income before provision for income taxes	6,829	4,399	5,541
PROVISION FOR INCOME TAXES	1,538	4,064	1,291
Net income	$5,291	$335	$4,250
Net income per common share:
Basic earnings per common share	$0.39	$0.02	$0.35
Weighted average common shares used in basic computation	13,669,976	13,533,677	12,167,810
Diluted earnings per common share	$0.38	$0.02	$0.35
Weighted average common shares used in diluted computation	13,804,480	13,730,434	12,317,579
Cash dividends per common share	$0.07	$0.06	$0.06

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31	Dec. 31	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2018	2017	2017	2017	2017
(In thousands, except share and per share amounts)
Net interest income	$15,426	$15,567	$13,578	$13,786	$13,308
Provision for (reversal of) credit losses	—	—	(900)	(150)	(100)
Net interest income after provision for credit losses	15,426	15,567	14,478	13,936	13,408
Total non-interest income	2,771	1,941	2,554	4,096	2,246
Total non-interest expense	11,368	13,109	10,394	10,789	10,113
Provision for income taxes	1,538	4,064	2,144	2,295	1,291
Net income	$5,291	$335	$4,494	$4,948	$4,250
Basic earnings per common share	$0.39	$0.02	$0.37	$0.41	$0.35
Weighted average common shares used in basic computation	13,669,976	13,533,677	12,208,313	12,207,570	12,167,810
Diluted earnings per common share	$0.38	$0.02	$0.36	$0.4	$0.35
Weighted average common shares used in diluted computation	13,804,480	13,730,434	12,325,254	12,338,884	12,317,579

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2018	2017	2017	2017	2017
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.96%	0.97%	1.14%	1.21%	1.21%
Non-performing assets to total assets	0.25%	0.18%	0.22%	0.23%	0.23%
Total non-performing assets	$4,058	$2,945	$3,162	$3,293	$3,341
Total nonaccrual loans	$4,058	$2,875	$2,968	$3,099	$3,079
Net loan charge-offs (recoveries)	$(10)	$138	$(519)	$(233)	$12
Net charge-offs (recoveries) to average loans (annualized)	—%	0.06%	(0.27)%	(0.12)%	0.01%
Book value per share	$15.12	$15.30	$14.84	$14.51	$13.95
Tangible book value per share	$11.00	$11.15	$11.44	$11.10	$10.53
Tangible common equity	$151,231	$152,755	$139,678	$135,567	$128,481
Cost of total deposits	0.07%	0.08%	0.06%	0.08%	0.08%
Interest and dividends on investment securities exempt from Federal income taxes	$1,067	$1,464	$1,531	$1,775	$2,122
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.26%	4.37%	4.42%	4.47%	4.34%
Return on average assets (2)	1.30%	0.08%	1.26%	1.37%	1.17%
Return on average equity (2)	10.15%	0.64%	10.05%	11.41%	10.20%
Loan to deposit ratio	65.96%	63.18%	63.91%	61.75%	60.32%
Efficiency ratio	61.67%	64.20%	60.44%	61.47%	61.78%
Tier 1 leverage - Bancorp	10.11%	9.71%	9.86%	9.43%	9.01%
Tier 1 leverage - Bank	9.90%	9.46%	9.76%	9.33%	8.92%
Common equity tier 1 - Bancorp	14.02%	12.90%	13.09%	12.92%	12.54%
Common equity tier 1 - Bank	14.19%	12.96%	13.35%	13.17%	12.80%
Tier 1 risk-based capital - Bancorp	14.48%	13.28%	13.48%	13.31%	12.93%
Tier 1 risk-based capital - Bank	14.19%	12.96%	13.35%	13.17%	12.80%
Total risk-based capital - Bancorp	15.31%	14.07%	14.39%	14.27%	13.89%
Total risk based capital - Bank	15.02%	13.74%	14.26%	14.14%	13.76%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended
AVERAGE AMOUNTS	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Federal funds sold	$61	$7	$9
Interest-bearing deposits in other banks	25,458	64,830	36,856
Investments	552,242	540,937	545,791
Loans (1)	898,811	887,374	743,436
Earning assets	1,476,572	1,493,148	1,326,092
Allowance for credit losses	(8,789)	(8,910)	(9,355)
Nonaccrual loans	4,093	2,977	2,252
Other non-earning assets	152,628	157,470	131,541
Total assets	$1,624,504	$1,644,685	$1,450,530

Interest bearing deposits	$830,722	$837,904	$785,911
Other borrowings	10,899	8,086	6,931
Total interest-bearing liabilities	841,621	845,990	792,842
Non-interest bearing demand deposits	553,931	567,975	474,137
Non-interest bearing liabilities	20,352	20,047	16,814
Total liabilities	1,415,904	1,434,012	1,283,793
Total equity	208,600	210,673	166,737
Total liabilities and equity	$1,624,504	$1,644,685	$1,450,530

AVERAGE RATES
Federal funds sold	1.51%	1.50%	1.00%
Interest-earning deposits in other banks	1.54%	1.36%	0.81%
Investments	2.83%	3.09%	3.31%
Loans (3)	5.42%	5.48%	5.50%
Earning assets	4.34%	4.46%	4.43%
Interest-bearing deposits	0.12%	0.13%	0.13%
Other borrowings	2.42%	2.33%	2.14%
Total interest-bearing liabilities	0.15%	0.15%	0.14%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.26%	4.37%	4.34%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $1,067, $754, and $1,093, for the three months ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively.

(3)	Loan yield includes loan fees (costs) for the three months ended March 31, 2018, December 31, 2017, and March 31, 2017 of $121, $264, and $444, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322